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                                                                      Exhibit 32

                       Modem Media, Inc. 906 Certification

     The certification set forth below is being submitted in connection with the Form 10-K for the period ending December 31, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Marc C. Particelli, the Chief Executive Officer and Frank J. Connolly, Jr., the Chief Financial Officer of Modem Media, Inc. each certifies that, to the best of his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Modem Media, Inc.


                                                     /s/ Marc C. Particelli
                                                  -----------------------------
                                                         Marc C. Particelli
                                                       Chief Executive Officer


                                                    /s/ Frank J. Connolly, Jr.
                                                  ------------------------------
                                                        Frank J. Connolly, Jr.
                                                       Chief Financial Officer


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